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EXHIBIT 99.2

                                  NEWS RELEASE

                ONTRO, INC. TAKES STEPS TO ALLAY NASDAQ CONCERNS

                        DIRECTOR RESIGNS FROM ONTRO BOARD


         POWAY, CA August 15, 2002 / PRNewswire ---Ontro, Inc. (Nasdaq: ONTR) a California developer of the patented technology for producing fully contained, self-heating containers, today announced that Mir Saied Kashani has resigned his position as a Company director. Mr. Kashani was appointed to the Board of Directors of the Company in May 2001, and is the U.S. agent for Ontro's largest shareholder, Aura (Pvt.) Ltd. ("Aura").

         The Company recently announced that the Nasdaq Listing Investigations Department (the "Staff") has raised concerns over certain persons allegedly affiliated with Aura. Based on those concerns, the Staff invoked its broad discretionary authority under the National Association of Securities Dealers, Inc. ("NASD") Marketplace Rules 4300 and 4330 to de-list the Company's securities from the Nasdaq SmallCap Market. NASD Rule 4820(a) allows the Company to request an oral hearing before the Nasdaq Listing Qualifications Panel (the "Panel") to appeal the Staff's determination. In accordance with this Rule, Ontro requested an oral hearing before the Panel and has been granted a hearing date set for September 12, 2002.

         James A. Scudder, President and CEO stated, "Ontro will appeal the Staff's decision while we work diligently with new funding sources to remove Aura from Ontro. Our goal is to present a plan of compliance to allay the Staff's concerns."

         If the Panel does not grant the relief that the Company will request at the oral hearing, the Company's securities could be de-listed from the Nasdaq without further notice. Should the Company's securities cease to be listed on the Nasdaq SmallCap Market, the Company's securities may continue to be listed on the Over-the-Counter Bulletin Board Market.


ABOUT ONTRO

         Ontro, Inc., founded in 1994 to engage in the research and development of integrated thermal containers, has been focused primarily to date developing self-heating containers for beverages and soups for major food manufacturers who have expressed interest in marketing their brands using Ontro's technology.

           FOR MORE INFORMATION VISIT ONTRO'S WEBSITE AT WWW.ONTRO.COM

SAFE HARBOR
EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE INVOLVE FORWARD-LOOKING STATEMENTS, AND INVOLVE PROJECTIONS OF FUTURE EVENTS AND OCCURRENCES THAT ARE SUBJECT TO MANY RISKS AND UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO ONTRO'S CONTINUED LISTING OF ITS SECURITIES ON THE NASDAQ SMALLCAP MARKET AS WELL AS ONTRO'S ABILITY TO RAISE ADDITIONAL FUNDS FOR CONTINUING OPERATIONS. SUCH RISKS ALSO INCLUDE THOSE REFERENCED IN THE COMPANY'S MOST RECENT QUARTERLY REPORT ON FORM 10-QSB, AND ITS MOST RECENT ANNUAL REPORT ON FORM 10-KSB, AS WELL AS THOSE REFERENCED IN THE COMPANY'S OTHER PUBLIC REPORTS AND ANNOUNCEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN. SUCH FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT AS OF THE DATE OF THIS RELEASE. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE OR OTHER FORWARD-LOOKING STATEMENTS.

Contact:          James A. Scudder, President or
                  Kevin A. Hainley, Chief Financial Officer
                  Ontro, Inc.
                  (858)  486-7200